EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made and effective January 22, 1997, by and between TELPLEX INTERNATIONAL COMMUNICATIONS, INC., an Arizona corporation ("Corporation") and JOHN G. VOGEL ("Employee").

                                 R E C I T A L S

     A. Corporation is a wholly owned subsidiary of Wavetech, Inc., a NASDAQ listed corporation registered in New Jersey ("Wavetech"). Corporation has acquired certain goodwill, proprietary information and other assets (the "Assets") of Telplex, Inc., an Arizona corporation ("Telplex") pursuant to that certain Asset Purchase Agreement between Corporation, Wavetech, Telplex and Employee dated effective January 1, 1997 ("Asset Agreement"). Telplex was engaged in the switchless long distance reselling business, and is being dissolved pursuant to the Asset Agreement.

     B. As part of the consideration for Corporation's agreement to purchase the Assets from Telplex, Employee has agreed to act as the President and CEO of Corporation pursuant to the terms of this Employment Agreement, including the restrictive covenants described herein.

     C. For good and valuable consideration, consisting of the mutual covenants contained herein, the parties agree as follows:

          1. TERM OF EMPLOYMENT. Corporation agrees to employ Employee as the President, chief executive officer and administrator of Corporation, and Employee hereby accepts such employment in accordance with the terms of this Agreement. The term of employment shall commence on January 22, 1997, and shall continue until August 31, 2000, unless sooner terminated or extended as provided herein ("Initial Term"). Unless previously terminated pursuant to the terms hereof, this Agreement shall be extended for successive periods of one (1) year. Nothing contained herein shall be construed to require Corporation to offer employment to Employee following the expiration or termination of the Original Term, or any extended term hereof, or to require Employee to accept such employment. Unless otherwise agreed in writing, the base salary payable to Employee and all other terms and conditions of employment during any extended terms shall be the same as those in effect at the end of the applicable term prior to the extension. Moreover, in the event that this Agreement is not extended, it shall remain in full force and effect until terminated by either party pursuant to the terms hereof, and the restrictive covenants described in
Section 9 shall continue in effect not withstanding the termination of this Agreement.

          2. DUTIES OF EMPLOYEE

               2.1 General Duties: During the term of this Agreement, Employee agrees to serve as the president and chief executive officer of Corporation. In this capacity, Employee shall be responsible, subject to the direction of the Corporation's Board of Directors and Wavetech's President, for developing, managing and implementing business plans related to the operation of the

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Corporation  and  for  the  day  to day  administration  and  management  of the
Corporation. Employee's duties shall include, but are not limited to, (i) the development and implementation of marketing and sales strategies for the Corporation, (ii) the expansion of the Corporation into related areas and markets, both domestically and internationally, (ii) the creation of policies and procedures for the Corporation, (iv) the creation and implementation of budgets of the Corporation, (v) the hiring, firing and supervision of the
Corporation's   employees,   and  (vi)  achieving  targets  and  goals  for  the
Corporation set by the Corporation's Board of Directors. All such duties shall be subject to the control of the Corporation's Board of Directors and Wavetech's president, and Employee shall perform such duties for the Corporation as may from time to time be required of him by the articles of incorporation and bylaws of the Corporation, or assigned to him by the Board of Directors of the Corporation, without further compensation except as provided for in this Agreement.

               2.2 Other Business Activities: Employee agrees that he shall devote his best efforts, energies and skills to the discharge of his duties and responsibilities hereunder. Employee agrees that during the term of his employment he shall devote his full business time and attention to the business and affairs of the Corporation and shall not, directly or indirectly, engage or participate in (whether as owner, partner, proprietor or otherwise), invest in, lend to or become an officer, director, or shareholder of, or become employed by, or render advisory consulting or other services in connection with, any other business enterprise, including, without limitation, competing enterprises, except for such activities that are consistent with the interests of the Corporation and Wavetech and that are approved of in writing in advance by the Board of Directors of the Corporation. Nothing contained herein shall restrict Employee from devoting such time as may be reasonably necessary in connection with his personal investments and activities that are not inconsistent with the foregoing, provided such activities do not interfere with the performance of his duties and responsibilities hereunder.

               2.3 Restrictions: Employee may not, without the prior approval of the Corporation's Board of Directors (a) cause the Corporation to incur debt other than short term operating debt incurred in the ordinary course of business; (b) cause the Corporation to purchase any real property or enter into any lease of real property, (c) cause the Corporation to purchase or lease any personal property except in the ordinary course of business; or (d) cause the Corporation to make capital expenditures without the consent of a representative of Wavetech or its affiliate Interpretel, Inc., designated by the Corporation's board of directors.

     3. COMPENSATION. Employee will be paid compensation during this Agreement as follows:

               3.1 Base Salary. A base salary of Seventy Thousand Dollars ($70,000.00) per year, payable by the Business and in semi-monthly installments according to the regular payroll schedule for the Business ("Salary"). In the event this Agreement is not sooner terminated, the Base Salary may be adjusted at the end of each year ("Anniversary Date") of employment at the sole discretion of Corporation's Board of Directors; plus,


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               3.2 Stock Option Incentive.  In addition to the Salary,  Employee shall be eligible to exercise on the applicable Vesting Date (as defined below) common stock options ("Stock Options") to purchase up to four hundred thousand (400,000) shares of Wavetech's common stock ("Shares") as publicly traded on NASDAQ, by payment of an option price equal to the price of the Wavetech stock as of the closing bid of the stock on January 31, 1997, being the date fifteen
(15) days from and after the filing with NASDAQ of the Corporation's employee stock option incentive plan. The Stock Options may be exercised only after Corporation has made all filings with NASDAQ required under its rules have been made and only if all Gross Revenue Requirements (as defined below) to the exercise of the Stock Options have been met by Employee and only upon the vesting of the Stock Options by Employee's continued employment with the Corporation on the following dates and pursuant to the following vesting schedule:

                       100,000 Shares on August 31, 1997;
                       100,000 Shares on August 31, 1998;
                     100,000 Shares on August 31, 1999; and
             100,000 Shares on August 31, 2000 (the "Vesting Dates")

Employee's right to exercise the Stock Options on the Vesting Dates is subject to Employee's continued employment with Corporation on the applicable Vesting Date and upon satisfaction of each of the following "Gross Revenue Requirements":

                 (i) For the August 31, 1997 Vesting Date, the Corporation shall have achieved at least five million dollars ($3,500,000.00) in gross revenues by such date, as determined by generally accepted accounting principles ("GAAP").

                 (ii) For the August 31, 1998 Vesting Date, the Corporation shall have achieved at least six million, five hundred thousand dollars ($5,000,000.00) in gross revenues for the fiscal year ending August 31, 1998, as determined by GAAP;

                 (iii) For the August 31, 1999 Vesting Date, the Corporation shall have achieved at least eight million, four hundred and fifty thousand dollars ($6,500,000.00) in gross revenue for the fiscal year ending August 31, 1999, as determined by GAAP.

                 (iv) For the August 31, 2000 Vesting Date, the Corporation shall have achieved at least ten million, nine hundred and eighty five thousand dollars ($8,450,000.00) in gross revenue for the fiscal year ending August 31, 2000, as determined by GAAP.

Each of the Gross Revenue Requirements is independent of the other Gross Revenue Requirements, and if Employee fails to achieve a Gross Revenue Requirement for one of the Vesting Dates and is thus ineligible to exercise the applicable Stock Option available on such date, then Employee may

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still  exercise  the  Stock  Option(s)  available  on the other  Vesting  Dates,
assuming  continued   employment  and  the  achievement  of  the  Gross  Revenue
Requirement on such later Vesting Date(s). For example, if Employee fails to achieve the Gross Revenue Requirement for the August 31, 1997 Vesting Date, but achieves the Gross Revenue Requirement for the August 31, 1998 Vesting Date, then Employee shall be not be eligible to exercise the 100,000 shares of Stock Options which vest on August 31, 1997, but shall be eligible to exercise the 100,000 shares of Stock Options which vest on August 31, 1998, and the Stock Options which vest in subsequent years, assuming the Gross Revenue Requirements have been met for such subsequent years.

Employee may exercise all vested Stock Options at any time after the vesting period, provided Employee remains an employee of the Corporation. Subject to the terms of Section 6, below, if Employee's employment with Corporation is terminated for any reason, whether voluntarily or involuntarily, then Employee shall have sixty (60) days from such termination date to exercise the Stock Options as to all vested Shares, and Stock Options as to nonvested Shares will be canceled effective the date of termination. Any Stock Options for vested Shares which are not exercised within sixty (60) days of Employee's termination of employment expire and shall be of no further force or effect.

               4. BENEFITS. During Employee's employment hereunder, Employee shall be entitled to participate in any health insurance, employee benefit plans, and paid vacation, if any, made available by the Corporation to its employees, all in accordance with the Corporation's policies concerning such plans and benefits, and in the sole discretion of the Corporation's Board of Directors. Employee acknowledges and agrees that such benefits may vary with duties, salary and length of employment, and that they may from time to time be modified or terminated, in the sole discretion of the Board of Directors of the Corporation.

               5.  EXPENSES.   In  connection  with  his  employment  hereunder,
Employee may be required to incur reasonable travel, entertainment and other business expenses. If such expenses are approved, in the sole discretion of the Board of Directors of the Corporation, the Corporation will reimburse Employee for such expenses incident to the performance of his duties and responsibilities hereunder, upon submission by Employee to the Corporation of vouchers or expense statements satisfactorily evidencing the expenses for which reimbursement is sought.

               6. PAYMENTS ON DEATH. In the event of Employee's death during the term of employment, the personal representative of Corporation's estate shall be entitled to (i) receive the Salary provided for in Section 3 hereof through the end of the month in which Corporation's death occurs, and (ii) exercise all vested Stock Options which are fully vested on the date of Employee's death, including, if the Gross Revenue Requirement for the year in which death occurs, the Stock Option to become vested in the year of death, regardless of whether death occurs prior to or subsequent to the August 31 Vesting Date of that year, subject, however, to the restrictions described in Section 3.2. Payment to Employee's personal representative or exercise by Employee's personal representative of the fully vested Stock Options shall be a full discharge and release of the Corporation of and from any further obligations pursuant to this Agreement, except with respect to any rights of Employee in any pension or profit sharing plans of the Corporation, if applicable.

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     7. TERMINATION FOR CAUSE.

               7.1 The Corporation shall have the right to terminate the employment of Employee hereunder for cause at any time for any of the following reasons:

                    (a) Employee shall be convicted, by a court of competent and final jurisdiction, of any crime (whether or not involving the Corporation or any of its affiliates) that constitutes a felony in the jurisdiction involved.

                    (b) Employee shall commit any act of fraud, misappropriation, embezzlement, unethical business conduct, or other act of dishonesty, against the Corporation or any of its affiliates, or shall materially breach a fiduciary obligation to the Corporation or any of its affiliates.

                    (c) Employee shall materially breach this Agreement; or

                    (d) The liquidation of the Corporation.

          7.2 In the event that the employment of Employee shall be terminated by the Corporation for cause pursuant to this Section 7, Employee shall be entitled to receive the salary provided for in Section 3 hereof through the end of the pay period in which such termination occurs. Such salary shall be a full discharge and release of the Corporation of and from any other or further obligations pursuant to this Agreement, except with respect to any vested rights of Employee in any pension or profit sharing plans of the Corporation. In the event of termination of this Agreement and Employee's employment for cause as described in this Section 7, all unexercised Stock Options shall be terminated and void.

          7.3 Notwithstanding anything to the contrary in this Agreement, nothing contained in this Section 7, or any act done, or payment accepted pursuant hereto shall constitute a wavier or release by the Corporation of any rights, claims or remedies it may have against Employee for acts or omissions that may give rise to an event causing termination of this Agreement pursuant to this Section 7.

     8. TERMINATION WITHOUT CAUSE. Employee agrees and understands that he is an employee at will of the Corporation, and that Employee's employment may be terminated by the Corporation as provided herein. Notwithstanding any language in this Agreement to the contrary, this Agreement may be terminated by either party, without cause, upon two (2) weeks written notice. In the event this Agreement is terminated by the Corporation without cause, Employee shall be entitled to receive the Salary described in Section 3.1 hereof for the two (2) week period after such notice ("Severance Pay") and all Stock Options shall immediately vest and may be exercised by Employee within sixty (60) days thereafter, notwithstanding any language to the contrary in Section 3; provided, however, that the Corporation may elect to discharge the Employee immediately, subject to the Corporation's obligation to pay Employee the Severance Pay and allow Employee to exercise the Stock Options for a period of sixty days. Payment of such Severance Pay shall be a full

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

discharge and release of the Corporation of and from any other or further obligations pursuant to this Agreement, except with respect to Employee's right to exercise any vested Stock Options and any vested rights of Employee in any pension or profit sharing plans of the Corporation, if applicable. The Employee benefits (to the extent allowed by the terms of the applicable contracts) provided pursuant to Section 4 hereof shall continue until the end of the two
(2) week Severance Pay period described above.

     9. RESTRICTIVE COVENANT AND ANTIPIRACY CLAUSE.

          9.1 Employee acknowledges that Wavetech and the Corporation would not have entered into the Asset Agreement (or have issued to Employee 450,000 shares of Wavetech common stock as described therein) or have given Employee the Stock Option incentive described in Section 3 of this Agreement, unless Employee had agreed to enter into this Employment Agreement and the restrictive covenants described herein. The Corporation is also making Employee the President, CEO and principal administrator of the Corporation's office, and Employee will be the Corporation's and Wavetech's principal contact with clients in the industry.

          9.2 For the reasons set forth in Section 9.1, Employee agrees and acknowledges that the Corporation and Wavetech would be irreparably harmed if, upon termination of employment with the Corporation, Employee competed directly or indirectly with the Corporation or Wavetech. Accordingly, Employee agrees that during the term of this Agreement and any extensions hereof, and for a period of two (2) years after Employee's employment with the Corporation is terminated for any reason whatsoever, Employee shall not, in any state or foreign country where the Corporation is then doing business or in any other market where the Corporation is then doing business ("Restricted Area"), directly or indirectly, engage in any business which is competitive with or deceptively similar to that of the Corporation or Wavetech on the date of such termination. For purposes of this subparagraph, a business shall be deemed to be competitive with or deceptively similar to that of the Corporation or Wavetech if such business involves (i) the reselling of switchless long distance minutes,
(ii) wholesale or retail national or international voice or data long distance reselling activities, (iii) the national or international sale of pre-paid calling cards, (iv) the national or international sale of long distance calling cards in kiosks, arcades or similar locations, (v) the transfer of international bank notes, or (vi) any other business activity in which the Corporation or Wavetech is engaged at the time of termination of Employee's employment.

          9.3 In the event, upon the termination of employment with the Corporation and for two (2) years thereafter, Employee violates the restrictive covenant described in Section 9.1 above by directly or indirectly competing with the Corporation in the Restricted Area, then Employee agree to pay to the Corporation liquidated damages equal to all profits, fees, commissions, and other income, whether deferred or otherwise, received by Employee, or by any business entity owned or controlled by Employee within two (2) years following Employee's termination of employment with the Corporation.


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          9.4 Employee  expressly  acknowledges that the Corporation has entered into the Asset Agreement and has offered the position described in this Agreement to Employee based on Employee's agreement not to compete with the Corporation. Upon Employee's termination of employment, for whatever reason, Employee agrees and acknowledges that the subject matter, territorial and time restrictions contained in this Section 9 are reasonable and are properly required for the protection of the Corporation and Wavetech, and that such restrictions will not impose any undue hardship on Employee. Further, Employee agrees and acknowledges that it would be difficult, if not impossible, to determine the exact damages which would be suffered by the Corporation upon a breach by Employee of the restrictive covenant, and, consequently, that the liquidated damages described in Section 9.3 represent a reasonable and good faith estimate of the damages which would actually be incurred by the Corporation.

          9.5 Employee agrees that all confidential information (including, but not limited to, customer lists, contracts or other agreements with long distance telephone suppliers, financial statements, pricing policies, employment agreements, policy manuals, trade secrets, systems, procedures and manuals) relating to the Corporation, Wavetech and its affiliates, if any, shall be retained in confidence. Accordingly, Employee agrees that he will not, during or after the term of employment hereunder, except if required in connection with his duties with the Corporation, disclose any confidential information relating to the business of the Corporation, or any of its affiliates, to any individual or entity. The provisions of this subsection shall not apply to information which Employee is required to disclose by order of a court of competent jurisdiction, but only to the extent specifically ordered by such court. When reasonably possible, Employee shall give the Corporation prior written notice of such required disclosure so that the Corporation has the opportunity to seek a protective order if it deems it appropriate.

          9.6 Without limiting the generality of the foregoing, Employee acknowledges and agrees that memoranda, notes, records and any other written, recorded, taped or graphic matters made or compiled by Employee, or made available to Employee during the term of her employment, concerning the business of the Corporation, including, but not limited to, any customer lists or other trade secrets, shall be the Corporation's property and shall be delivered by Employee to the Corporation upon termination of his employment and at any other time at the Corporation's request.

          9.7 Employee agrees that, for a period of two (2) years after the expiration or termination of his employment hereunder, he will not, directly or indirectly (i) induce any person employed by the Corporation or Wavetech to leave such employment; or (ii) solicit the employment of any such person on his own behalf or on behalf of any other individual or entity; or (iii) knowingly and willfully endeavor on his own behalf, or on the behalf of any other individual or entity, to interfere with any of the Corporation's or Wavetech's existing or prospective business relationships.

          9.8 The provisions of this Section 9 shall survive the termination or expiration of Employee's employment hereunder, regardless of the reason for termination.

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          9.9 If any  of  the  restrictions  contained  in  this  Section  9 are
hereafter  construed  to  be  invalid  or  unenforceable,   such  invalidity  or
unenforceability shall not affect the remainder of the restrictions, which shall be given full effect, without regard to the invalid or unenforceable portions. Furthermore, if the scope of any restriction contained in this Section 9 is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and Employee hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          9.10 If Employee violates any restriction contained in this Section 9 and the Corporation or Wavetech brings legal action for injunctive or other relief, the Corporation and Wavetech shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of any restriction specified herein.

     10. TRANSACTIONS OFFERED TO THE CORPORATION. During the term of his employment hereunder, Employee agrees to bring to the attention of the Board of Directors of the Corporation and offer to the Corporation, all proposals, business opportunities or investments of whatever nature, in areas in which the Corporation or Wavetech conduct business, which opportunities are created or devised by Employee or come to the attention of Employee and which might reasonably be expected to be of interest to the Corporation, Wavetech or any of its affiliates.

     11. EMPLOYEE'S REPRESENTATIONS AND WARRANTIES. Employee represents and warrants that he is not under any obligation, contractual or otherwise, to any other individual or entity that would prohibit or impede him from performing his duties and responsibilities hereunder and that he is free to enter into and perform the terms of this Agreement. Employee hereby indemnifies and holds harmless the Corporation, Wavetech and all of their officers, directors, stockholders, agents and employees with respect to the representations and warranties set forth in this Section 11. The provisions of this Section 11 shall survive the termination or expiration of Employee's employment hereunder, regardless of the reason for termination.

     12. REMEDIES; INJUNCTION. Employee acknowledges that the services to be rendered by him are of a special, unique and extraordinary character, and that in connection with such services, he will have access to confidential information vital to the Corporation's business. Accordingly, Employee consents and agrees that if he violates any of the provisions of Section 9 hereof, the Corporation would sustain irreparable harm. Therefore, in addition to any other remedies that the Corporation may have under this Agreement or otherwise, the Corporation shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Employee, or any of his agents, representatives or persons acting directly or indirectly for Employee from committing or continuing any such violation of this Agreement. The Corporation shall also be entitled to an accounting and repayments of profits, compensation, commissions, remuneration or other benefits Employee, directly or indirectly, has realized and/or may realize as a result of, growing out of, or in connection with any violations of this Agreement. Nothing in this Agreement shall be construed as prohibiting the Corporation from pursuing any other remedy or remedies at any time, or from time to time at law or in equity, in whole or in part, concurrently or successively , including, without

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limitation,  recovery of damages.  Any action for injunctive relief or to compel arbitration of a dispute as provided in Section 21 may be brought, in the Corporation's discretion, in any court of competent jurisdiction in Maricopa County or Pima County, Arizona. The provisions of this Section 12 shall survive the termination or expiration of Employee's employment hereunder, regardless of the reason for termination.

     13. INTEGRATION; AMENDMENT; ASSIGNMENT. This Agreement supersedes any and all prior agreements and understandings between the parties concerning the employment of Employee by the Corporation, including, but not limited to the
Memorandum of Understanding dated December 5, 1996, and this Agreement constitutes the complete understanding between the parties with respect to the employment of Employee. This Agreement may not be altered, modified or amended, except by written approval of a majority of the Board of Directors of the Corporation and by written instrument signed by each of the parties hereto.

     14. WAIVER. Waiver, or successive waivers, by any party hereto of any breach or default by the other party hereto of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

     15. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, addressed to the other party hereto at the addresses set forth below.

      If to Employee:              John Vogel
                                   --------------------------------
                                   --------------------------------

      If to Corporation:           c/o Wavetech, Inc.
                                   Attention: Gerald Quinn
                                   5210 E. Williams Circle, Suite 200
                                   Tucson, Arizona 85711

Notices are effective upon delivery to the notice addresses set forth above. Either party may change the address to which notices, requests, demands and others communications hereunder shall be directed, by giving written notice of such change of address to the other party in the manner set forth above.

     16. BINDING AGREEMENT. This Agreement shall inure to the benefit of and shall be binding upon the heirs and personal representative of Employee and shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. Notwithstanding the foregoing, the Corporation shall be entitled to assign this Agreement in connection with the merger or consolidation of the Corporation with another Corporation or the sale of all or substantially all of the assets and business of the Corporation to another Corporation or business entity.

     17. HEADINGS. The paragraph headings of this Agreement are for -------- convenience of reference only, and shall not expand, identify, limit or define the text hereof.

     18. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, in whole or in part, the validity, legality and enforceability of the remainder of the provisions contained herein shall not in any way be affected thereby.


     19. RECOVERY OF FEES AND COSTS. In the event suit is brought (or arbitration instituted), or an attorney is retained by either party to this Agreement or by Wavetech to enforce the terms of this Agreement or to collect any money due hereunder, or to collect money damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorney's fees, court costs, costs of investigation and other related expenses incurred in connection therewith.

     20. CONTROLLING LAW. This Agreement shall be governed by and construed in accordance with the laws and judicial decisions of the State of Arizona.

     21. ARBITRATION. The parties agree that they will use their best efforts to resolve any dispute arising out of or relating to this Agreement. Except for any injunctive relief authorized pursuant to Section 9 hereof, any controversy, claim or dispute that cannot be resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association, or such other arbitration rules as the parties may agree upon, and judgment upon the award rendered by the arbitrator or arbitrators shall be binding on the parties thereto and may be entered in any court of competent jurisdiction. Any such arbitration shall be conducted in Tucson, Arizona, or such other place as may be mutually agreed upon by the parities. Within fifteen
(15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration. Notwithstanding the above, Corporation shall be entitled to seek injunctive relief from any court of competent jurisdiction as provided in Section 12 to enforce the restrictive covenants described in Section 9.

     22. APPROVAL BY WAVETECH STOCKHOLDERS. Employee acknowledges and agrees that the Stock Options described in Section 3 hereof must be approved by the shareholders of Wavetech, a public company. It is anticipated that such approval will occur at Wavetech's annual general meeting scheduled for February 21, 1997. If such approval does not occur, then Employee may terminate this Agreement, provided all compensation paid to Employee pursuant to the Asset Agreement or pursuant to this Agreement, other than earned Salary, is returned or transferred by Employee to Wavetech or Corporation, as applicable.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date stated in the introductory paragraph.

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


CORPORATION                    TELPLEX INTERNATIONAL
                               COMMUNICATIONS, INC.,
                               an Arizona corporation

                               By:
                                  -------------------------------------
                               Its:
                                   ------------------------------------


EMPLOYEE                           ------------------------------------
                                   John Vogel


APPROVED AND ACCEPTED          WAVETECH, INC., a New Jersey corporation

                               By:
                                  -------------------------------------
                               Its:
                                   ------------------------------------



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